UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported) August 20, 2014

EOS PETRO, INC.
(Exact Name of Registrant as Specified in Its Charter)

Nevada
(State or Other Jurisdiction of Incorporation)

000-53246	98-0550353
(Commission File Number)	(IRS Employer Identification No.)

1999 Avenue of the Stars, Suite 2520
Los Angeles, California	90067
(Address of Principal Executive Offices)	(Zip Code)

(310) 552-1555
(Registrant's Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)
 Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (SEE General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.02 ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT
Item 3.02 UNREGISTERED SALES OF EQUITY SECURITIES

On December 26, 2012, Eos Petro, Inc. (the “Company”) executed a series of agreements with Clouding IP, LLC (“Clouding”) in order to secure a $250,000 loan (the “Clouding Loan”). Among other terms of these agreements, the Company agreed to pay to Clouding a loan fee of $25,000 (the “Termination Fee”).

On various dates in May and June 2014, the Company paid the outstanding principal and accrued interest on the Clouding Loan, but did not pay the Termination Fee and alleged attorney’s fees claimed by Clouding.  On August 20, 2014, the Company entered into a final settlement agreement with Clouding (the “Clouding Settlement Agreement”).  In addition, the Company settled other claims (the “Other Settlements”) with three parties who all claimed to be owed compensation by the Company for services allegedly provided (collectively, the “Other Settlement Agreements”), the Company denied owing these individuals for their purported services.

Pursuant to the terms and conditions of the Clouding Settlement Agreement, the Company agreed to settle all claims and disputes with Clouding by agreeing to pay Clouding the sum of $52,500 (the “Cash Settlement Payment”) and to issue to Clouding 150,000 restricted common stock purchase warrants, exercisable at $4.00 per share (the “Clouding Warrants”), along with certain piggy-back registration rights.  The exercise price and amounts for the Clouding Warrants may be adjusted from time to time pursuant to the terms and conditions of such Clouding Warrants.  The Clouding Warrants are exercisable immediately upon issuance, and shall expire on August 20, 2018.  The Cash Settlement Payment was to have been made on or before August 22, 2014.  If the Cash Settlement Payment is not made by August 22, 2014, and the Company does not pay the Cash Settlement Payment within five business days of its receipt of a notice of default, the Cash Settlement Payment shall immediately increase by 10% and will increase by a further 1% every 30 days thereafter.  Moreover, the exercise price of the Clouding Warrants shall be reduced to 75% of the then-current exercise price.  On August 22, 2014, the Company received notice of a potential default for lack of payment of the Cash Settlement Payment.

Also, on August 20, 2014, the Company entered into the Other Settlements pursuant to the terms and conditions of the Other Settlement Agreements.   The Company agreed to issue common stock purchase warrants (“Other Settlement Warrants”) to purchase an aggregate of 1,625,000 restricted shares of the Company’s common stock and granted certain piggy-back registration rights.  The Other Settlement Warrants have identical terms and conditions to the Clouding Settlement Warrants.  As to the Other Settlements, despite that fact that the Company denied owing these individuals for their purported services, the Board of Directors of the Company decided that the cost and the inconvenience associated with the potential litigation of the claims warranted the settlement of these matters without litigation.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Dated: August 26, 2014

EOS PETRO, INC.

By:	/s/ Nikolas Konstant
Nikolas Konstant

Chairman of the Board and Chief Financial Officer